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                                                                   EXHIBIT 23.02

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the captions "Experts" and
"Selected Financial Data" and to the use of our report dated October   , 1999
with respect to the financial statements of Egreetings Network, Inc. as of December 31, 1997 and 1998 and for each of the three years in the period ended December 31, 1998 in the Registration Statement (Form S-1) and the related Prospectus of Egreetings Network, Inc. for the registration of shares of its common stock.

Walnut Creek, California
October   , 1999

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     The foregoing consent is in the form that will be signed upon approval of the certificate of incorporation in the state of Delaware as described in Note 8 to the financial statements.

                                                           /s/ Ernst & Young LLP

Walnut Creek, California
October 1, 1999